Exhibit 10.1

AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT

[NAME]

[TITLE]

[ADDRESS]

Dear [Name]:

Golden Minerals Company (the “Company’) and you entered into a Change of Control Agreement dated [DATE].  In connection with a reduction in your annual base salary as part of an across-the-board salary reduction similarly affecting all senior executives of the Company, and to clarify the provisions of Section 1 regarding the term of the Agreement, you and the Company hereby agree to amend the referenced Change of Control Agreement as follows.  Capitalized terms used herein shall be defined as set forth in the Change of Control Agreement.

1.  Section 1 of the Change of Control Agreement is hereby amended and replaced in its entirety by the following:

1.             TERM OF AGREEMENT.  This Agreement shall be effective as of the effective date of the Joint Plan of Reorganization of Apex Silver Mines Limited and Apex Silver Mines Corporation Under Chapter 11 of the Bankruptcy Code (the “Effective Date”) and shall continue from year to year at the discretion of the Board.  This Agreement will terminate as follows:

(i)            Except as otherwise set forth in this Section 1, the Company may terminate this Agreement at any time upon 12 months prior written notice to you.

(ii)           If any Change of Control has occurred during the term of this Agreement, and if the Company has delivered a written notice of termination to you pursuant to Section 1(i) either prior to or before the second anniversary of any such Change of Control, this Agreement will remain in effect and will not terminate until the latest of (a) the date all of the obligations of the parties under this Agreement are satisfied, (b) the second anniversary of any Change of Control or (c) 12 months following the date of the Section 1(i) termination notice.

(iii)          If a Change of Control occurs during the term of this Agreement, and no written notice of termination of this Agreement is given to you by the Company pursuant to Section 1(i), then if your employment is terminated prior to the second anniversary of the Change of Control, this Agreement will terminate on the date that all the obligations of the parties under this Agreement are satisfied.  If your employment is not terminated prior to the second anniversary of the Change of Control, this Agreement will continue to remain in full force and effect unless and until otherwise terminated as provided herein.

(iv)          Notwithstanding the foregoing, and provided no Change of Control shall have occurred within two years prior to your termination of employment, this Agreement shall automatically terminate upon the earlier to occur of (i) your termination of employment with the Company, or (ii) the Company’s furnishing you with notice of termination of employment, irrespective of the effective date of such termination.

2.  Section 4(iii)(B) of the Change of Control Agreement is hereby amended and replaced in its entirety by the following.

(B)                               The Company shall pay as severance pay to you a lump sum severance payment (the “Severance Payment”) equal to two times the sum of (a) your highest annual base salary in effect during the term of this Agreement, (b) 100% of your target bonus amount established pursuant to the compensation or bonus plan in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination, and (c) in the event the Date of Termination occurs prior to the expiration of the applicable notice period as set forth in Section 3(v) above, the base salary you would have earned from the Date of Termination through the expiration of such notice period had your employment continued through the expiration of such notice period.  The Severance Payment shall be paid no sooner than the 40th day following the Date of Termination, provided you have not revoked the Release as of such date.

Other than as expressly amended hereby, the Change of Control Agreement remains in full force and effect as originally executed.

If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

Golden Minerals Company

By:
[Name]
[Title]

Agreed to as of the        day of May, 2013.

Signature:
[Name]